EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific Biometrics, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ronald R. Helm, President and Chief Executive Officer, and John P. Jensen, Vice President of Finance and Controller, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our information and belief:

1.           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 25, 2009

/s/ Ronald R. Helm
Ronald R. Helm
President and Chief Executive Officer

/s/ John P. Jensen
John P. Jensen
Vice President of Finance and Controller